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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Tax-Managed Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Managed Fund dated February 9, 2001 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 1 and Amendment No. 3 to Registration Statement File Nos. 333-87233 and 811-09585, respectively.



                                        /s/ Arthur Andersen LLP
Boston, Massachusetts
February 26, 2001